UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2002

ENDOCARE, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-27212 (Commission File Number)	33-0618093 (I.R.S. Employer Identification No.)

201 Technology Drive
Irvine, California 92618

(Address of Principal Executive Offices)(Zip Code)

(949) 450-5400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 2.1
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 99.1

Item 5. Other Events.

     Endocare, Inc. (the “Company”) and U.S. Medical Development, Inc., a privately held urology services company based in Dallas, Texas, began discussions in March 2002 regarding the Company’s acquisition of the business of U.S. Medical Development, Inc. and U.S.M.D., Ltd. and U.S.M.D. I, L.L.C., two affiliates of U.S. Medical Development, Inc. (collectively, the “USMD Entities”). U.S.M.D., Ltd. has been an exclusive distributor of the Company’s Cryocare Surgical System and related disposable products to urologists located in 16 western states and to HealthTronics Surgical Services, Inc. (Nasdaq: HTRN) and its affiliates. Sales by U.S.M.D., Ltd. represented 9% and 37% of the Company’s revenues for the three months ended June 30, 2002 and 2001, respectively, and 15% and 31% of the Company’s revenues for the six months ended June 30, 2002 and 2001, respectively.

     During the course of negotiations in July 2002, the Company loaned U.S. Medical Development, Inc. $6.8 million, bearing interest at the prime rate plus one percent and fully secured by partnership, limited liability membership and other equity ownership interests in the mobile prostate treatment businesses of the USMD Entities. The loan was to be credited against the final purchase price paid by the Company for the mobile prostrate treatment businesses of the USMD Entities. U.S. Medical Development, Inc. contemporaneously transferred the entire $6.8 million of loan proceeds to acquire the general and limited partnership interests in U.S. Lithotripsy, L.P., an affiliate of USMD, owned by Litho Management, Inc., a wholly-owned subsidiary of HealthTronics Surgical Services, Inc.

     On August 12, 2002, the Company and the USMD Entities signed a definitive Partnership and Limited Liability Company Membership Interest Purchase Agreement (the “Purchase Agreement”), pursuant to which the USMD Entities agreed to sell their mobile prostate treatment businesses to the Company. Pursuant to the Purchase Agreement, the Company will pay a total of approximately $11,210,000 in the form of cash of $3,330,000, assumption of debt of $180,000, forgiveness of the above described debt of $6,800,000 and application of a $900,000 earnest money deposit previously made by the Company in April 2002. Upon closing, the exclusive distribution agreement between the Company and U.M.S.D., Ltd. will terminate and the Company will market its products directly to urologists previously served by the USMD Entities. The Company will retain its approximately 5% fully-diluted ownership interest in U.S. Medical Development, Inc. (the parent company of the USMD Entities), which will continue to independently operate its lithotripsy and orthotripsy businesses. The transaction is expected to close within 30 days, and is subject to customary closing conditions. The purchase price will be funded from the Company’s working capital. The consideration for and the other terms and conditions of the asset purchase transaction were determined by arms-length negotiations between the Company and the USMD Entities. The Company has engaged a financial advisor to provide a fairness opinion at closing.

     A press release issued by the Company on August 13, 2002 announcing the execution of a definitive agreement under which the Company will acquire the mobile prostate treatment businesses of the USMD Entities is attached as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

2.1	Partnership and Limited Liability Company Membership Interest Purchase Agreement, dated as of August 12, 2002, by and among Endocare, Inc. and U.S. Medical Development, Inc., U.S.M.D., Ltd. and U.S.M.D. I, L.L.C. (the “Purchase Agreement”). Certain schedules and exhibits referenced in the Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Promissory Note, dated July 15, 2002, issued by U.S. Medical Development, Inc. to Endocare, Inc.

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10.2	Pledge Agreement, dated July 15, 2002, by and among Endocare, Inc. and U.S. Medical Development, Inc.

10.3	Collateral Assignment of Partnership Interests and Limited Liability Interests, dated July 15, 2002, by and among Endocare, Inc. and U.S. Medical Development, Inc.

99.1	Press release, dated August 13, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ENDOCARE, INC.

Date: August 16, 2002	/s/ JOHN V. CRACCHIOLO

	By:	John V. Cracchiolo, Chief Operating Officer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
No.	Description

2.1	Partnership and Limited Liability Company Membership Interest Purchase Agreement, dated as of August 12, 2002, by and among Endocare, Inc. and U.S. Medical Development, Inc., U.S.M.D., Ltd. and U.S.M.D. I, L.L.C. (the “Purchase Agreement”). Certain schedules and exhibits referenced in the Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Promissory Note, dated July 15, 2002, issued by U.S. Medical Development, Inc. to Endocare, Inc.

10.2	Pledge Agreement, dated July 15, 2002, by and among Endocare, Inc. and U.S. Medical Development, Inc.

10.3	Collateral Assignment of Partnership Interests and Limited Liability Interests, dated July 15, 2002, by and among Endocare, Inc. and U.S. Medical Development, Inc.

99.1	Press release, dated August 13, 2002.

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